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EXHIBIT 21

                        Delco Remy International, Inc.
                        Subsidiaries of the Registrant


Delco Remy International, Inc. (Delaware)
     Delco Remy America, Inc. (Delaware)
         Delco Remy International (Europe) GmbH (Germany)
     Reman Holdings, Inc. (Delaware)
         Nabco, Inc. (Michigan)
         The A & B Group, Inc. (Mississippi)
              A & B Cores, Inc. (Mississippi)
              A & B Enterprises, Inc. (Mississippi)
              Dalex, Inc. (Mississippi)
              MCA, Inc. of Mississippi (Mississippi)
              R & L Tool Company, Inc. (Mississippi)
         Power Investments, Inc. (Indiana)
              Western Reman, Inc. (Indiana)
              Franklin Power Products, Inc. (Indiana)
                  Magnum Power Products, LLC (Delaware)
                           International Fuel Systems, Inc. (Indiana)
              Marine Corporation of America (Indiana)
              Power Investments Marine, Inc. (New Jersey)
              Powrbilt Products, Inc. (Texas)
              Power Investments Canada Ltd. (Alberta)
              Alberta Ltd. (Alberta)
                  Central Precision (1988) Limited (Canada)
                  Western Reman Ltd. (Canada)
                  Alvin Morris Holdings Ltd. (Alberta)
                           Morris Manufacturing Co. Ltd. (Alberta)
                           Engine Rebuilders Ltd. (Alberta)
                                    Reman Transport Ltd. (Alberta)
         World Wide Automotive Inc. (Virginia)
              Publitech, Inc. (Virginia)
              World Wide Automotive Distributors, Inc. (Virginia)
         Williams Technologies, Inc. (South Carolina)
              HSG I, Inc. (Delaware)
              HSG II, Inc. (Delaware)
     Remy International, Inc. (Delaware)
         DR Sales, Inc. (Delaware)
         Remy Holding Limited (UK)
              Delco Remy Hungary RT (formerly Autovill RT)
              Delco Remy UK Limited (UK)
              Remy Holdings do Brasil Ltda. (Brazil)
              Remy Auto Parts Holdings B.V. (Netherlands)
                           Delco Remy Germany GmbH (Germany)
                              Continental ISAD Electric Motors Verwaltungs GmbH (Germany)
                              Continental ISAD Electric Motors GmbH & Co. OHG (Germany)
                           Delco Remy Holding Belgium bvba (Belgium)
                              Delco Remy Belgium bvba (Belgium)
                                   Electro Diesel Rebuild bvba
                                   Electro-Rebuild Tunisie S.A.R.L. (Tunisia)
                           Remy Mexico Holdings, S. de R.L. de C.V. (Mexico)
                              Delco Remy Mexico, S. de R.L. de C.V. (Mexico) Remy Mexico Services, S. de R.L. de C.V. (Mexico) Remy Componentes S. De R.L. de C.V. (Mexico)
         Remy Components Holdings, Inc. (Delaware)
         Remy India Holdings, Inc. (Delaware)
              Sahney Paris Rhone Limited (India)
         Remy Korea Holdings, Inc. (Delaware)
              Remy Korea LTD (Korea)
         Delco Remy International Limited (Barbados)
         Remy South America Holdings, Inc. (Delaware)
         Autovill Holdings, Inc. (Delaware)
              Delco Remy International Limited (Barbados)
     Ballantrae Corporation
         Kraftube, Inc. (Michigan)
         Tractech, Inc. (Delaware)
              Trachech, Inc. Limited (Ireland)
     A.P. Acquisition (Delaware)